EXHIBIT 5

                         HELLER, HOROWITZ & FEIT, P.C.
                                ATTORNEYS AT LAW
                               292 MADISON AVENUE
                              NEW YORK, N.Y. 10017
                                 (212) 685-7600







                                                              May 19, 1997



The Translation Group, Inc.
44 Tanner Street
Haddonfield, NJ 08033

Attention:                 Mr. Charles D. Cascio
                           President

Gentlemen:

                  As counsel for your Company, we have examined your certificate of incorporation, by-laws, and such other corporate records, documents and proceeding and such questions of law as we have deemed relevant for the purpose of this opinion.

                  We have also, as such counsel, examined the Registration Statement (the "Registration Statement") of your Company on Form S-8, covering the registration under the Securities Act of 1933, as amended, of (i) 660,000 shares of the Company's Common Stock which are to be issued to eligible employees of the Company pursuant to the exercise of options granted but not yet exercised or to be granted under the 1995 Incentive and Non-Qualified Stock Option Plan (the "1995 Plan"; such shares referred to as the "Option Shares");
(ii) 25,000 shares of Common Stock issued to a consultant of the Company (the "Consulting Stock") and (iii) 20,000 Common Stock Purchase Warrants (the "Warrants") and their underlying shares of Common Stock. In addition, we have reviewed the "Reoffer Prospectus" included in the Registration Statement, covering future sales of the Option Shares Consulting Stock and the Warrants by grantees who are or may be affiliates of the Company. Our review has also included the exhibits and form of disclosure statement required to be given to employees of the Company pursuant to Part 1 of Form S-8 (the "Section 10(a) Prospectus").

                  On the basis of such examination, we are of the opinion that:

                  1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Delaware, with corporate power to conduct the business which it conducts as described in the Registration Statement.

                  2. The Company has an authorized capitalization of 15,000,000 Shares of Common Stock and 1,000,000 shares of Preferred Stock.





HELLER, HOROWITZ & FEIT, P.C.

The Translation Group, Ltd.
May 19, 1997
Page 2





                  3. The Option Shares have been duly and validly authorized, and, upon the issuance thereof in accordance with the provisions of the 1995 Plan and the payment therefor by grantees under the plan, will be duly and validly issued as fully paid and non-assessable shares of Common Stock of the Company.

                  4. The Consulting Stock and Warrants have been duly and validly authorized and represent fully paid and non-assessable securities of the Company.

                  We hereby consent to the use of our name in the Registration Statement and the Reoffer Prospectus under the caption "Legal Opinions" and we also consent to the filing of this opinion as an exhibit thereto.


                                               Very truly yours,

                                               /s/ HELLER, HOROWITZ & FEIT, P.C.

                                               HELLER, HOROWITZ & FEIT, P.C.

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